EXHIBIT 99.1
August 7, 2026

Atmus Filtration Technologies Reports Second Quarter 2026 Results

NASHVILLE, Tenn. – Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU), a global leader in filtration and media solutions, today reported financial results for its second quarter that ended June 30, 2026.

Second Quarter Highlights
•Record Net sales of $528 million
◦Power Solutions segment net sales of $486 million
◦Industrial Solutions segment net sales of $42 million
•GAAP net income of $64 million
•Diluted earnings per share of $0.78
•Adjusted earnings per share of $0.82
•Adjusted EBITDA of $109 million and Adjusted EBITDA margin of 20.7%
◦Power Solutions Segment Adjusted EBITDA of $101 million and Segment Adjusted EBITDA margin of 20.8%
◦Industrial Solutions Segment Adjusted EBITDA of $8 million and Segment Adjusted EBITDA margin of 18.9%
•Cash provided by operating activities was $78 million
•Adjusted free cash flow was $67 million

2026 Outlook
The company is raising guidance for the full year 2026 as follows:
•Total company Net sales expected to be in the range of $1,975 million to $2,030 million
◦Power Solutions segment expected to be in the range of $1,820 million to $1,865 million
◦Industrial Solutions segment expected to be in the range of $155 million to $165 million
•Adjusted EBITDA margin expected to be in the range of 19.75% to 20.25%
•Adjusted earnings per share expected to be in the range of $2.85 to $3.00

During the quarter, Atmus repurchased $13 million of common stock under the $150 million share repurchase program authorized by the Board of Directors in July 2024. As of June 30, 2026, $49 million was remaining under the authorization. Additionally, Atmus paid a quarterly cash dividend of $0.055 per share of common stock.

“The Atmus team delivered record sales during the quarter through a relentless focus on solving our customer’s toughest filtration challenges with our industry leading Fleetguard® and Koch Filter® branded products,” said Steph Disher, Chief Executive Officer of Atmus. “Our team remains committed to executing our four-pillar growth strategy and creating long-term shareholder value.”

Second Quarter Results
For the second quarter of 2026, Atmus posted net sales of $528 million, compared to $454 million in the second quarter of 2025, an increase of 16.4%. The increase in sales was primarily driven by the acquisition of Koch Filter Corporation (“Koch Filter”), increases in pricing, the favorable impacts of currency and higher volumes.

Gross margin was $154 million, compared to $131 million in the second quarter of 2025. Gross margin as a percent of net sales was 29.2% compared to 28.9% in the same period last year. The increase in Gross margin was primarily due to increases in pricing, incremental margin from the acquisition of Koch Filter, favorable impacts of currency, higher volume and lower one-time costs associated with the separation of the business from Cummins Inc., partially offset by higher materials and manufacturing costs.

Adjusted EBITDA was $109 million, compared to $95 million in the second quarter of 2025. Adjusted EBITDA margin was 20.7% compared to 21.0% in the same period last year. Adjusted EBITDA in the second quarter of 2026 excludes $1 million of one-time integration costs associated with the acquisition of Koch Filter compared to the prior year quarter which excludes $3 million of one-time costs associated with the separation of the business from Cummins.

Net income was $64 million, or $0.78 of diluted earnings per share in the second quarter of 2026, compared to $60 million, or $0.72 of diluted earnings per share in the same period last year.

Adjusted earnings per share was $0.82 in the second quarter of 2026, compared to $0.75 of Adjusted earnings per share in the same period last year.

The effective tax rate for the second quarter of 2026 was 22.8% compared to 21.9% for the same period last year.

Cash provided by operating activities was $78 million in the second quarter of 2026, compared to cash provided by operating activities of $44 million in the second quarter of 2025.

Adjusted free cash flow was $67 million in the second quarter of 2026, compared to $36 million in the second quarter of 2025. Adjusted free cash flow in the second quarter of 2026 excludes $1 million of one-time integration costs and $1 million of one-time capital expenditures associated with the acquisition of Koch Filter. The second quarter of 2025 excludes $3 million of one-time expenditures associated with the separation of the business from Cummins.

Second Quarter 2026 Conference Call and Webcast
Atmus will host a conference call and webcast to discuss the company's second quarter 2026 results on Friday, August 7, 2026, at 10:00 a.m. CT.

A live webcast and replay of the conference call can be accessed from the Atmus investor relations website at https://investors.atmus.com.

About Atmus Filtration Technologies Inc.
Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU) is a global leader in filtration and media solutions. With more than 65 years of innovation and engineering expertise to deliver high-performance filtration solutions, Atmus operates through two business segments: Power Solutions, which serves global on- and off-highway equipment markets through its trusted Fleetguard® brand; and Industrial Solutions, which addresses commercial and industrial HVAC applications, and high- growth end markets including data centers and power generation environments – through its dependable Koch Filter® brand. Headquartered in Nashville, Tenn., Atmus employs nearly 5,000 people worldwide who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com.

Forward-looking disclosure statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, those that are based on current expectations, estimates and projections about the industries in which we operate and management’s views, plans, objectives, projections, beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “anticipates,” “expects,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may” or words of similar meaning. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the outlook for our future business and financial performance, discussions of future operations, our strategy for growth and market position. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. If the underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, our actual outcomes, results and financial condition may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Risks and uncertainties include, but are not limited to, those reflected in Part I, Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025, in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, and also as may be described from time to time in future reports we file with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are made only as of the date hereof and we undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP measures
We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures. We have provided the reconciliations between the U.S. GAAP and non-GAAP financial measures and we also discuss our underlying U.S. GAAP results throughout our Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026.

Our primary non-GAAP financial measures are listed below and reflect how we evaluate our current and prior-year operating results. As new events or circumstances arise, these definitions could change. When our definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of Net sales. We believe EBITDA and EBITDA margin are useful measures of our operating performance as they assist investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Additionally, we believe these metrics are widely used by investors, securities analysts, ratings agencies and others in our industry in evaluating performance.

•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in Cost of sales and Selling, general and administrative expenses, associated with becoming a standalone public company, transaction costs associated with the Koch Filter acquisition and costs related to the integration of Koch Filter and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of Net sales. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful measures of our operating performance as they allow investors and debt holders to compare our performance on a consistent basis without regard to one-time costs attributable to our becoming a standalone public company and costs associated with the acquisition and integration of Koch Filter.

•“Adjusted earnings per share” is defined as diluted earnings per share (the most comparable U.S. GAAP financial measure) after adding back certain one-time expenses, reflected in Cost of sales and Selling, general and administrative expenses, associated with becoming a standalone public company, transaction costs associated with the Koch Filter acquisition, costs related to the integration of Koch Filter and amortization of the intangible assets acquired in the Koch Filter acquisition less the related tax impact of the same one-time expenses, acquisition and integration costs and amortization expense. We believe Adjusted earnings per share provides improved comparability of underlying operating results.

•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures and other separation costs associated with becoming a standalone public company, transaction costs associated with the Koch Filter acquisition and capital expenditures and other costs related to the integration of Koch Filter. We believe Free cash flow and Adjusted free cash flow are useful metrics used by management and investors to analyze our ability to service and repay debt and return value to shareholders.

The metrics defined above are not in accordance with, or alternatives for, U.S. GAAP financial measures and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Free cash flow and Adjusted free cash flow calculations are derived from amounts included in the consolidated statements of net income and cash flows.

We do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are: such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; such measures do not reflect changes in, or cash requirements for, our working capital needs; such measures do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures. To properly and prudently evaluate our business, we encourage you to review the unaudited condensed consolidated financial statements included in our SEC filings and not rely on a single financial measure to evaluate our business.

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Media Contacts

Investor relations:
Todd Chirillo
investor.relations@atmus.com

Media relations:
Jayme Owen
media.inquiries@atmus.com

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(in millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2026	2025
NET SALES(a)	$527.9	$453.5
Cost of sales	374.0	322.5
GROSS MARGIN	153.9	131.0
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	51.7	46.1
Research, development and engineering expenses	9.8	10.7
Equity, royalty and interest income from investees	7.6	7.5
Intangible asset amortization	2.9	—
Other operating (income) expense, net	(0.1)	—
OPERATING INCOME	97.2	81.7
Interest expense	13.7	8.5
Other (expense) income, net	(0.7)	3.5
INCOME BEFORE INCOME TAXES	82.8	76.7
Income tax expense	18.9	16.8
NET INCOME	$63.9	$59.9
PER SHARE DATA:
Weighted-average shares for basic EPS	81.6	82.5
Weighted-average shares for diluted EPS	82.0	83.0

Basic earnings per share	$0.78	$0.73
Diluted earnings per share	$0.78	$0.72
(a)Includes sales to related parties of $13.0 million for the three months ended June 30, 2026, compared with $14.8 million for the three months ended June 30, 2025.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share data)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$259.0	$236.4
Trade and other receivables, net	368.0	320.1
Inventories	297.0	282.3
Prepaid expenses and other current assets	41.2	53.6
Total current assets	965.2	892.4
Property, plant and equipment, net	212.0	197.1
Investments and advances related to equity method investees	92.5	89.2
Goodwill	302.6	84.7
Intangible assets, net	209.3	—
Other assets	108.7	87.3
TOTAL ASSETS	$1,890.3	$1,350.7
LIABILITIES
Accounts payable	$221.4	$201.9
Accrued compensation, benefits and retirement costs	31.4	37.9
Current portion of accrued product warranty	3.7	5.4
Current maturities of long-term debt	6.3	30.0
Other accrued expenses	101.4	93.0
Total current liabilities	364.2	368.2
Long-term debt	992.0	540.0
Accrued product warranty	5.5	8.0
Other liabilities	73.8	56.0
TOTAL LIABILITIES	1,435.5	972.2
Commitments and contingencies (Note 9)
EQUITY
Common stock, $0.0001 par value (2,000,000,000 shares authorized, 83,940,943 and 83,504,555 shares issued at June 30, 2026, and December 31, 2025, respectively)	—	—
Additional paid-in capital	68.9	72.7
Retained earnings	557.9	454.6
Accumulated other comprehensive loss	(71.0)	(68.1)
Treasury stock, at cost (2,346,969 shares at June 30, 2026, and 1,995,964 shares at December 31, 2025)	(101.0)	(80.7)
TOTAL EQUITY	454.8	378.5
TOTAL LIABILITIES AND EQUITY	$1,890.3	$1,350.7

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income	$112.3	$104.6
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	23.3	14.6
Deferred income taxes	2.6	—
Equity in income of investees, net of dividends	(5.9)	(7.9)
Share-based compensation	7.1	5.3
Foreign currency remeasurement and transaction exposure	(1.9)	(3.8)
Changes in current assets and liabilities:
Trade and other receivables	(28.8)	(67.8)
Inventories	(2.1)	(10.1)
Prepaid expenses and other current assets	13.1	2.7
Accounts payable	(4.4)	38.0
Other accrued expenses	(5.6)	(4.1)
Changes in other liabilities	(7.1)	(5.8)
Other, net	13.3	7.4
Net cash provided by operating activities	115.9	73.1
CASH USED IN INVESTING ACTIVITIES
Capital expenditures	(25.6)	(24.4)
Acquisitions, net of cash acquired	(453.9)	—
Net cash used in investing activities	(479.5)	(24.4)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Long-term debt proceeds, net of financing costs paid	995.6	—
Payments on long-term debt	(570.0)	(7.5)
Repurchases of Common stock	(20.3)	(30.1)
Dividends paid	(9.0)	(8.3)
Withholding taxes paid on stock-based compensation	(13.3)	—
Common stock issued	2.4	—
Other, net	(0.6)	—
Net cash provided by (used in) financing activities	384.8	(45.9)
Effect of exchange rate changes on cash and cash equivalents	1.4	3.7
Net increase in cash and cash equivalents	22.6	6.5
Cash and cash equivalents at beginning of period	236.4	184.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$259.0	$190.8

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
EARNINGS PER SHARE - RECONCILIATION
(in millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2026	2025
Net income	$63.9	$59.9
Weighted-average shares for basic EPS	81.6	82.5
Plus incremental shares from assumed conversions of long-term incentive plan shares	0.4	0.5
Weighted-average shares for diluted EPS	82.0	83.0
Basic earnings per share	$0.78	$0.73
Diluted earnings per share	$0.78	$0.72

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
NET INCOME TO EBITDA AND ADJUSTED EBITDA - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended June 30,
	2026	2025
NET INCOME	$63.9	$59.9
Plus:
Interest expense	13.7	8.5
Income tax expense	18.9	16.8
Depreciation and amortization	11.5	7.4
EBITDA (non-GAAP)	$108.0	$92.6
Plus:
One-time integration costs(a)	$1.1	$—
One-time separation costs(b)	—	2.5
Adjusted EBITDA (non-GAAP)	$109.1	$95.1
Net sales	$527.9	$453.5
Net income margin	12.1%	13.2%
EBITDA margin (non-GAAP)	20.5%	20.4%
Adjusted EBITDA margin (non-GAAP)	20.7%	21.0%
(a)Primarily comprised of transaction costs associated with the Koch Filter acquisition and other Information Technology, Human Resources and manufacturing costs related to the integration of Koch Filter.
(b)Primarily comprised of one-time expenses related to Information Technology, warehousing, manufacturing and Human Resources separation costs.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
DILUTED EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE - RECONCILIATION
(per share)
(Unaudited)

	For the Three Months Ended June 30,
	2026	2025
Diluted earnings per share	$0.78	$0.72
Plus:
One-time integration costs(a)	$0.01	$—
One-time separation costs(b)	—	0.03
Intangible asset amortization(c)	0.04	—
Less:
Tax impact of one-time integration costs(a)	$—	$—
Tax impact of one-time separation costs(b)	—	—
Tax impact of intangible asset amortization(c)	0.01	—
Adjusted earnings per share	$0.82	$0.75
(a)Primarily comprised of transaction costs associated with the Koch Filter acquisition and other Information Technology, Human Resources and manufacturing costs related to the integration of Koch Filter. The tax impact of acquisition costs and integration costs for the three months ended June 30, 2026, was $0.3 million.
(b)Primarily comprised of one-time expenses related to Information Technology, warehousing, manufacturing and Human Resources separation costs and the related tax impact of those expenses. The tax impact of one-time separation costs for the three months ended June 30, 2025, were $0.5 million.
(c)Amortization expense of the intangible assets acquired in the Koch Filter acquisition was $2.9 million for the three months ended June 30, 2026. The tax impact of the amortization expense for the three months ended June 30, 2026, was $0.7 million.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND
ADJUSTED FREE CASH FLOW - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended June 30,
	2026	2025
Cash provided by operating activities	$77.8	$44.4
Less:
Capital expenditures	13.0	12.0
Free cash flow (non-GAAP)	$64.8	$32.4
Plus:
One-time integration costs	$1.1	$—
One-time capital expenditures(a)	1.3	3.1
Adjusted free cash flow (non-GAAP)	$67.2	$35.5
(a)One-time capital expenditures for the three months ended June 30, 2026, are primarily comprised of expenditures associated with the integration of Koch Filter. One-time capital expenditures for the three months ended June 30, 2025, are primarily comprised of separation related expenditures.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT OPERATING RESULTS AND RECONCILIATION TO
INCOME BEFORE INCOME TAXES
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended June 30, 2026
	Power Solutions	Industrial Solutions	Total
External Sales	$485.5	$42.4	$527.9

Cost of sales	341.9	31.8
Selling, general and administrative expenses	47.6	3.4
Research, development and engineering expenses	9.9	—
Equity, royalty and interest income from investees	7.6	—
Other expense (a)	0.6	—
Add back: Depreciation and amortization (b)	8.0	0.8
Segment Adjusted EBITDA	$101.1	$8.0	$109.1

Segment Adjusted EBITDA Margin	20.8%	18.9%

Reconciliation to Income before income taxes:
Corporate expenses (c)			$1.1
Interest expense			13.7
Depreciation and amortization			11.5
Income before income taxes			$82.8
(a)Other expense includes Other operating (income) expense, net and Other (expense) income, net from our Condensed Consolidated Statements of Net Income.
(b)Depreciation and amortization are not considered significant segment expenses but are presented here to reconcile to Segment Adjusted EBITDA, the measure used by our chief operating decision maker. The amount of depreciation and amortization disclosed by reportable segment is included within the cost of sales and selling, general and administrative expenses.
(c)Corporate expenses include $1.1 million of costs associated with the integration of Koch Filter.

	For the Three Months Ended June 30, 2025
	Power Solutions	Total
External Sales	$453.5	$453.5

Cost of sales	320.6
Selling, general and administrative expenses	45.5
Research, development and engineering expenses	10.7
Equity, royalty and interest income from investees	7.5
Other (income)(a)	(3.5)
Add back: Depreciation and amortization (b)	7.4
Segment Adjusted EBITDA	$95.1	$95.1

Segment Adjusted EBITDA Margin	21.0%

Reconciliation to Income before income taxes:
Corporate expenses (c)		$2.5
Interest expense		8.5
Depreciation and amortization		7.4
Income before income taxes		$76.7
(a)Other (income) expense includes Other operating (income) expense, net and Other (expense) income, net from our Condensed Consolidated Statements of Net Income.
(b)Depreciation and amortization are not considered significant segment expenses but are presented here to reconcile to Segment Adjusted EBITDA, the measure used by our chief operating decision maker. The amount of depreciation and amortization disclosed by reportable segment is included within the cost of sales and selling, general and administrative expenses.
(c)Corporate expenses include $2.5 million of one-time separation costs.